UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14C

Information Statement pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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[X] Definitive Information Statement

SANSWIRE CORP.
(Name of Registrant as Specified in its Charter)

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SANSWIRE CORP.
101 NE 3rd Ave., Suite 1500
Fort Lauderdale, Florida 33301

NOTICE OF ACTION BY
WRITTEN CONSENT OF SHAREHOLDERS

To our Shareholders:

On November 2, 2009, holders of a majority of our voting shares of our company, Sanswire Corp., acted by written consent in lieu of a special meeting of shareholders to an adopt amendment to our articles of incorporation to increase the number of shares of common stock which we are authorized to issue from 250,000,000 shares to 500,000,000 shares.

As of November 2, 2009, we had 249,115,902 shares of our common stock outstanding and 100,000 shares of Series E Preferred Stock outstanding. We are obligated under various existing agreements, options and warrants to issue additional shares of our common stock.  After issuance of all shares of common stock that we are obligated to issue, and if all of our outstanding options and warrants are exercised, based on certain assumptions as described in this Information Statement, we will have approximately 317,160,268 shares outstanding.

Our Board of Directors has fixed November 2, 2009 as the record date for determining the holders of common stock entitled to notice and receipt of this Information Statement. This Information Statement is first being mailed on or about December 1, 2009.

The increase in our authorized common stock will not become effective until at least 20 days after the initial mailing of this Information Statement.

We are not asking you for a proxy and you are requested not to send us a proxy.

By Order of the Board of Directors:

/s/ David Christian David Christian Chairman of the Board and Chief Executive Officer

The date of this Information Statement is November 30, 2009

SANSWIRE CORP.
 101 NE 3rd Ave., Suite 1500
Fort Lauderdale, Florida 33301

INFORMATION STATEMENT

Introductory Statement

Sanswire Corp. is a Delaware corporation with its principal executive offices located at 101 NE 3rd Ave., Suite 1500, Fort Lauderdale, Florida 33301. Our telephone number is (954) 332-3759.  This Information Statement is being sent to our shareholders by our Board of Directors to tell you about action the holders of a majority of our outstanding shares of common stock have taken by written consent, in lieu of a special meeting of the shareholders. The action was taken on November 2, 2009, and will be effective when we file a certificate of amendment to our articles of incorporation with the State of Delaware.

We expect to file an amendment to increase our authorized common stock from 250,000,000 shares to 500,000,000 shares on or about December 21, 2009

Copies of this Information Statement are being mailed on or about December 1, 2009 to the holders of record on November 2, 2009 of the outstanding shares of our common stock.

General Information

On August 6, 2009, our Board of Directors authorized and approved, subject to shareholder approval, an increase in our authorized common stock from 250,000,000 shares to 500,000,000 shares, which our Board of Directors deemed to be in the best interests of our company and our shareholders. Our Board of Directors further authorized the preparation and circulation of this Information Statement and a shareholders' consent to the holders of a majority of our outstanding voting capital stock.

We have two classes of voting securities, our common stock, of which each share is entitled to one vote, and our Preferred Stock, of which 100,000 shares of Series E Preferred Stock are outstanding.  As of November 2, 2009, there were 249,115,902 shares of common stock and 100,000 shares of Series E Preferred Stock outstanding.  The consent of shareholders holding more than 50% of the votes entitled to be cast approved the increase in our authorized common stock.

Description of Our Capital Stock

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any shares of preferred stock outstanding at the time, holders of our common stock are entitled to receive dividends ratably, if any, as may be declared from time to time by our board of directors out of legally available funds.

Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably, net assets available after the payment of

o all secured liabilities, including any then outstanding secured debt securities which we may have issued as of such time,

o all unsecured liabilities, including any then outstanding unsecured debt securities which we may have issued as of such time, and

o all liquidation preferences on any then outstanding preferred stock.

Holders of our common stock have no preemptive, subscription, redemption or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of our common stock are duly authorized, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

We currently have 250,000,000 shares of common stock authorized.  As of November 2, 2009, 249,115,902 shares of common stock are outstanding.

Preferred Stock

Our board of directors is authorized, without further shareholder approval, to designate and issue shares of preferred stock in one or more series. Our board may fix the rights, preferences, privileges and restrictions of these shares, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, and to fix the number of shares constituting any series and the designations of these series. These shares may have rights senior to our common stock. The issuance of preferred stock may have the effect of delaying or preventing a change in control of us. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of our common stock.
On May 3, 2009, the Board of Directors approved the creation of a Series E Preferred Stock.  The terms of the Series E Preferred Stock were subsequently amended on May 14, 2009. The Series E Preferred Stock, as amended, does not pay dividends but each holder of Series E Preferred Stock shall be entitled to 21.5 votes for each share of common stock that the Series E Preferred Stock shall be convertible into.  The Series E Preferred Stock, as amended, has a conversion price of $0.105 and a stated value of $6.26.  Each share of Series E Preferred Stock is convertible, at the option of the holder, into such number of shares of common stock of the Company as determined by dividing the Stated Value by the Conversion Price.  The Series E Preferred Stock has no liquidation preference.

On May 5, 2009, the Company entered into a conversion agreement with Rocky Mountain Advisors Corp., a consultant to the Company wholly owned by Thomas Seifert (“RMAC”), pursuant to which the Company agreed to convert $185,387 in consulting fees owed to RMAC for consulting services performed from October 19, 2007 to April 9, 2009 into 29,615 shares of Series E Preferred Stock, par value $0.001 per share.

On May 5, 2009, the Company entered into a conversion agreement with Daniyel Erdberg, the Company’s Vice President of Operations, pursuant to which the Company agreed to convert $121,487.99 in outstanding wages owed to Mr. Erdberg from July 1, 2008 to April 3, 2009 into 19,407 shares of Series E Preferred Stock.

On May 5, 2009, the Company entered into a conversion agreement with Jonathan Leinwand, the Chief Executive Officer, pursuant to which the Company agreed to convert $ 319,118.85 in outstanding wages owed to Mr. Leinwand from October 17, 2007 to April 3, 2009 into 50,978 shares of Series E Preferred Stock.

Anti-Takeover Effects of Our Capitalization and Delaware Law

Certain provisions of our articles of incorporation and Delaware law may be deemed to have anti-takeover effects and may delay, defer or prevent a take-over attempt of us.

Additional authorized common stock

The proposed increase in the authorized number of shares of our common stock could have an anti-takeover effect in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of our company more difficult. For example, additional shares could be issued by us so as to dilute the stock ownership or voting rights of persons seeking to obtain control of our company. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. Except as further discussed herein, the Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of our company, and this proposal is not being presented with the intent that it be utilized as an anti-takeover device.

Blank check preferred stock

Our articles of incorporation authorize the issuance of up to 10,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our board. Of these shares 100,000 have been designated as Series E Preferred Stock. The remaining  shares of preferred stock are without designation and available for issuance.

Our board may fix the rights, preferences, privileges and restrictions of preferred shares, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, and to fix the number of shares constituting any series and the designations of these series. These shares may have rights senior to our common stock. The issuance of preferred stock may have the effect of delaying or preventing a change in control of us.

Delaware law

Certain provisions of the Delaware General Corporation Law have anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring our company to negotiate with, and to obtain the approval of, our Board of Directors in connection with such a transaction. However, certain of these provisions may discourage a future acquisition of our company, including an acquisition in which the shareholders might otherwise receive a premium for their shares. As a result, shareholders who might desire to participate in such a transaction may not have the opportunity to do so.

Delaware's "combination with interested stockholders" statute and "control share acquisition" statute may have the effect of delaying or making it more difficult to effect a change in control of our company.

The combination with interested stockholders statute prevents an "interested stockholder" and an applicable Delaware corporation from entering into a "combination," unless certain conditions are met. A combination is defined to mean, among other things:

o merger or consolidation with an interested stockholder;
o sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder having an aggregate market value equal to 5% or more of the aggregate market value of the assets of a corporation, 5% or more of the aggregate market value of all outstanding shares of a corporation, or representing 10% or more of the earning power or net income of the corporation;
o adoption of a plan or proposal for the liquidation or dissolution of a corporation proposed by an interested stockholder; o reclassification, recapitalization, merger, or consolidation proposed by an interested stockholder; or
o receipt by an interested stockholder of any loan, advancement, guarantee, pledge, or other financial assistance or any tax credit or other tax advantage provided by or through a corporation.

An "interested stockholder" means the beneficial owner of 10% or more of the voting shares of a corporation, or an affiliate or associate. A corporation may not engage in a combination with an interested stockholder for a period of three years from the date of the acquisition by the interested stockholder of its shares in the corporation unless the combination or purchase of shares made by the interested stockholder is approved by the Board of Directors before the interested stockholder acquired such shares. If such approval is not obtained, after the expiration of the three-year period, the business combination may be consummated with the approval of the Board of Directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of:

o the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; or

o the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher.

Delaware's Control Share Acquisition Statute prohibits an acquirer, under certain circumstances, from voting shares of a target corporation's stock after crossing certain threshold ownership percentages, unless the acquirer first obtains approval from the target corporation's stockholders.

Once an acquirer crosses one of the above thresholds, such shares so acquired, along with those shares acquired within the preceding 90 days, become control shares, which shares are deprived of the right to vote until such time as the disinterested shareholders of the corporation restore such right. The Control Share Acquisition Statute also provides that in the event control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power of the corporation, any shareholder of record who has not voted in favor of authorizing voting rights for the control shares may demand payment for the fair value of such shareholder's shares. In such case, the corporation is required to comply with the demand within 30 days of the delivery thereof to the corporation.

The control share statute applies to the acquisition of a controlling interest in a Delaware corporation which does business in Delaware (directly or through an affiliated corporation) and which has 200 or more stockholders of record, at least 100 of whom are residents of Delaware. We do not believe that the control share statute is presently applicable to us because we do not presently conduct business in Delaware. However, if in the future we do conduct business in Delaware then such provisions may apply.

Proposed Amendment to Our Articles of Incorporation

The proposed amendment would change Article Fourth only by increasing the number of authorized shares of common stock as shown in italics in the following restatement of Article Fourth:

FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is 510,000,000 of which 500,000,000 shares shall be designated “Common Stock”, $.00001 par value per share and of which 10,000,000 shall be designated “Preferred Stock”, par value $.001.  Shares of Preferred Stock may be issued from time to time in one or more classes or series, each having such powers, attributes, rights and preferences, if any, as are stated or expressed herein or in resolutions of the Board of Directors of the Corporation designating such class or series.

The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

Class	Par Value	Authorized Shares	Total

Common	$0.00001	500,000,000	$5,000
Preferred	$0.001	10,000,000	$10,000
Totals:		510,000,000	$15,000

The amendment will become effective upon the filing of articles of amendment with the Delaware Secretary of State.

The amendment to our articles of incorporation will authorize 500,000,000 shares of common stock to be issued, instead of the 250,000,000 shares now authorized. The amendment will not change other provisions of Article Fourth. The relative rights and limitations of the common stock would remain unchanged. Neither common stock, nor the preferred stock that could be issued by the Board of Directors, has or would have preemptive rights. Cumulative voting is not and would not be permitted in the election of directors.

Purpose and Effect of Increasing Our Authorized Common Stock

By a written consent of holders of holding in excess of 51% of our outstanding common stock dated November 2, 2009, in lieu of a special meeting, our shareholders approved an amendment to our articles of incorporation to increase our authorized common stock to 500,000,000 shares.

The purpose for the increase in the authorized common stock is to enable us, without further shareholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes, including meeting our obligations to issue common stock under outstanding agreements, options and warrants.

Future Capital Raising and Other Corporate Purposes

We believe that part of our business strategy will require us to raise capital to further our business strategy through the issuance of additional capital stock. Although as of the present time we do not have immediate plans for raising additional equity capital, we believe that, to avoid delays in the event additional funds are needed, we would need to provide now for sufficient authorized capital stock to complete such potential transactions and avoid the shareholder approval process needed to change our capital structure as part of any such transaction.

The unissued and unreserved shares of our common stock will also be available for any proper corporate purpose, as authorized by our Board of Directors, without further approval by our shareholders, except as otherwise required by law.

Existing Obligations to Issue Common Stock

We are obligated under various existing agreements to issue additional shares of our common stock. The number of shares that we are currently obligated to issue exceeds the number of shares of common stock that we are authorized to issue.

As of November 2, 2009, we had 249,115,902 shares of our common stock outstanding. After issuance of all shares of common stock that we are obligated to issue, and if all of our outstanding options and warrants are exercised, we will have approximately 317,160,268  shares outstanding.

After the increase in our authorized common stock, our board will have the ability, without further shareholder approval, to issue up to approximately 183,000,000 additional shares of common stock. Such issuance may result in a reduction of the book value or market price of our outstanding common stock. Issuance of additional common stock will reduce the proportionate ownership and voting power of our then existing shareholders.

The description below summarizes our outstanding common stock, obligations to issue common stock and warrants as of November 2, 2009.

STOCK OPTIONS

During the nine months ended September 30, 2009, the Company issued 19,672,222 options to acquire common stock.  The Company recorded $0 and $1,707,780 of compensation expense related to these options to acquire common stock in the three and nine months ended September 30, 2009, respectively.

The fair value of grants issued in the three and nine months ended September 30, 2009 were determined using a Black-Scholes option pricing model with the following assumptions: 1.5% average risk-free interest rate; 184% expected volatility; three year expected term, and 0% dividend yield.

Employee options vest according to the terms of the specific grant and expire from 3 to 5 years from date of grant. As of September 30, 2009, all options issued and outstanding have fully vested. Stock option activity as of September 30, 2009 was as follows:

	Number of Options (in shares)	Weighted Average Exercise Price
Outstanding at December 31, 2008	15,982,752	$.350
Options Granted	19,672,222	.059
Options Exercised	(250,000)	.105
Options Cancelled	(293,760)	1.773
Outstanding at September 30, 2009	35,111,214	$.177

 The following table summarizes information about stock options outstanding as of September 30, 2009:

	Options Outstanding		Options Exercisable
Range of Exercise Prices	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)	Number of Shares	Weighted Average Exercise Price

$0.045 to $0.37	35,111,214	$0.177	1.58	35,111,214	$0.177
	35,111,214			35,111,214

WARRANTS

The following table summarizes certain information about the Company’s stock purchase warrants.

	Warrants Class A	Warrants Class B	Weighted Average Exercise Price
Outstanding at December 31, 2008	13,987,204	9,634,763	$0.253
Warrants Granted	4,444,998	4,413,252	0.252
Warrants Expired	3,305,382	2,203,588	0.252
Outstanding at September 30, 2009	15,126,820	11,844,427	$0.253

The aggregate intrinsic value of 35,111,214 options and 15,126,820 Class A and 11,844,427 Class B warrants outstanding and exercisable as of September 30, 2009 was $5,321,551. The aggregate intrinsic value for the options is calculated as the difference between the price of the underlying awards and quoted price of the Company’s common shares for the options that were in-the-money as of September 30, 2009. At September 30, 2009, all options shares and warrant shares were vested, and there is no unamortized cost to be recognized in future periods.

PREFERRED STOCK

On May 3, 2009, the Board of Directors approved the creation of a Series E Preferred Stock.  The terms of the Series E Preferred Stock were subsequently amended on May 14, 2009. The Series E Preferred Stock, as amended, does not pay dividends but each holder of Series E Preferred Stock shall be entitled to 21.5 votes for each share of common stock that the Series E Preferred Stock shall be convertible into.  The Series E Preferred Stock, as amended, has a conversion price of $0.105 and a stated value of $6.26.  Each share of Series E Preferred Stock is convertible, at the option of the holder, into such number of shares of common stock of the Company as determined by dividing the Stated Value by the Conversion Price.  The Series E Preferred Stock has no liquidation preference.  The Company also cancelled all the authorized shares associated with the Series A, B, C, and D of Preferred Stock.

As of September 30, 2009, the Company has 100,000 shares of Series E Preferred Stock outstanding.

Certain Factors to Consider

The issuance of shares of our common stock, as described above, including the potential additional issuances upon conversion of our derivative securities, will cause immediate and substantial dilution to our existing shareholders.

We discuss below certain others factors with respect to our existing obligations to issue additional shares of our common stock that we believe are material to an investor's decision to invest in our common stock.

No Dissenters' Rights

Shareholders do not have the statutory right to dissent and obtain an appraisal of their shares under Delaware law in connection with the amendment to our charter to increase our authorized common stock.

Material Federal Income Tax Consequences

The following is a summary of the material Federal income tax consequences of the increase in our authorized shares of common stock. This summary is based on the Internal Revenue Code of 1986, as amended, regulations, rulings and judicial decisions currently in effect, all of which are subject to change.

The summary does not address all aspects of Federal income taxation that may apply to a shareholder because of his particular circumstances, and it does not discuss any special rules that may be applicable to some types of investors (for example, estates, trusts, individuals who are not citizens or residents of the United States, foreign corporations, insurance companies, regulated investment companies, tax-exempt organizations and dealers in securities). The summary does not cover the applicability and effect of any state, local or foreign tax laws.

The following discussion summarizing certain Federal tax consequences is based on current law. You should consult your own tax advisor as to the Federal, state, local and foreign tax effects in light of your individual circumstances.

o No gain or loss will be recognized by our company in connection with the increase of our authorized common stock.
o You will not recognize any gain or loss as a result of the increase of our authorized common stock.
o The adjusted tax basis in your common stock will be the same as your adjusted tax basis is currently.
o Your holding period in your common stock will include the holding period of your common stock that your currently hold.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common stock as of November 2, 2009. The information in this table provides the ownership information for:

o each person known by us to be the beneficial owner of more than 5% of our common stock,
o each of our directors,
o each of our executive officers, and
o our executive officers and directors as a group.

The following table sets forth information regarding the beneficial ownership of shares of Sanswire's common stock as of November 2, 2009 by (i) all shareholders known to Sanswire to be beneficial owners of more than 5% of the outstanding Common Stock; (ii) each director and executive officer; and (iii) all officers and directors of Sanswire as a group. Except as may be otherwise indicated in the footnotes to the table, each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them.

Sanswire had 249,115,902 shares issued and outstanding on November 2, 2009.

(i) 5% or greater shareholders (1)

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class (1)
Common Stock	Global Telesat Corp 51 Lyon Ridge Rd. Katonah, NY 10536	16,285,713 (2)	6.5%

(ii) Officers and Directors

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class (1)
Common Stock	David A. Christian Chairman 101 NE 3rd Ave. Suite 1500 Fort Lauderdale, FL 33301	250,000	0.1%
Common Stock	Thomas Seifert, CFO 101 NE 3rd Ave. Suite 1500 Fort Lauderdale, FL 33301	4,419,968 (3)	1.8%
Common Stock	Wayne P. Jackson, Director 101 NE 3rd Ave. Suite 1500 Fort Lauderdale, FL 33301	250,000	0.1%
Common Stock	William J. Hotz, Director 101 NE 3rd Ave. Suite 1500 Fort Lauderdale, FL 33301	50,000	0.0%
Total Ownership for All Officers and Directors as a Group		4,419,968	2.0%

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class (4)
Series E Preferred Stock	Daniyel Erdberg 101 NE 3rd Ave, Suite 1500 Fort Lauderdale, FL 33301	19,407	19.4%
Series E Preferred Stock	Jonathan Leinwand 101 NE 3rd Ave, Suite 1500 Fort Lauderdale, FL 33301	50,978	51.0%
Series E Preferred Stock	Thomas Seifert 101 NE 3rd Ave, Suite 1500 Fort Lauderdale, FL 33301	29,615	29.6%

(1)  Based on 249,115,902 shares issued and outstanding on November 2, 2009.

(2) Global Telesat Corp. and Global Telesat Services Corp., an affiliated entity, own an aggregate of 16,285,713 shares of Sanswire Corp.’s common stock. Of the 16,285,713 shares of the common stock of Sanswire Corp., Global Telesat Corp. has the sole power to vote and the sole power to direct the vote of 7,785,713 of such shares and Global Telesat Services Corp., an affiliated entity, has the sole power to vote and/or the sole power to direct the vote of 8,500,000 of such shares.

(3) Includes (i) 1,735,225 shares of common stock owned by Rocky Mtn. Advisors Corp of which Mr. Seifert is an officer, director and controlling shareholder and (ii) 200,000 share of common stock owned by a child of Mr. Seifert under the age of 18 and which Mr. Seifert is deemed to have dispositive and investment control over.

(4)  There are 100,000 Series E Preferred Shares issued and outstanding out of a total of 100,000 authorized Series E Preferred Shares. The shares, in the aggregate, have the voting power of 128,180,952 common shares.

Cost of Information Statement

We will bear the cost of preparing, printing, and mailing this Information Statement.

Delivery of Documents to Multiple Shareholders Sharing an Address

One Information Statement will be delivered to multiple shareholders sharing an address unless we receive contrary instructions from such shareholders. Upon receipt of such notice, we will undertake to deliver promptly a separate copy of the Information Statement to the shareholder at a shared address to which a single copy of the documents was delivered. In the event you desire to provide such notice to us with respect to this Information Statement or any future Annual Report, Proxy Statement or Information Statement, such notice may be given verbally by telephoning our offices at (954) 332-3759 or by mail to 101 NE 3rd Ave., Suite 1500, Fort Lauderdale, Florida 33301.

Shareholder Proposals

Any shareholder proposal which may properly be included in the proxy solicitation material for the 2010 annual meeting of shareholders must be received by our Secretary no later than June 15, 2010. Any proposal that is not submitted for inclusion in the proxy statement but is instead sought to be presented directly at next year's annual meeting, SEC's rules permit our management to vote proxies in its discretion if:

o we received notice of the proposal no later than June 15, 2010 and advise our shareholders in the proxy statement about the nature of the matter and how our management intends to vote on such matter, or

o we do not receive notice of the proposal by June 15, 2010.

Forward-Looking Statements and Information

This Information Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify our forward-looking statements by the words "expects," "projects," "believes," "anticipates," "intends," "plans," "predicts," "estimates" and similar expressions.

We have based the forward-looking statements on our current expectations, estimates and projections about us. We caution you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, our actual outcomes and results may differ materially from what we have expressed or forecast in the forward-looking statements.

You should rely only on the information we have provided in this Information Statement. We have not authorized any person to provide information other than that provided here. We have not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

Where You Can Find More Information About Us

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, Washington, D.C. 20549. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 100 F Street, Washington, D.C. 20549 at prescribed rates.